POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned,
KENNETH L. SMALLEY, hereby appoints David L. Siddall, Corporate
Secretary; Peggy A. Heeg, General Counsel for El Paso Corporation; Cara
E. Bergen, Attorney for El Paso Corporation; Alan D. Bishop, Director of Shareholder Relations for El Paso Corporation, or Stacy J. James,
Manager of Shareholder Relations of El Paso Corporation, to be the true and lawful attorneys-in-fact for the undersigned, for him and in his name, place and stead to execute, acknowledge, deliver and file, as required, with the Securities and Exchange Commission, national securities exchanges and El Paso Energy Partners, L.P. (the Company), the following forms with respect to the securities of the Company: (i) Forms 3, 4 and 5 (including amendments thereto) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and (ii) Form 144 (including amendments thereto) in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder, and hereby grants to each of David L. Siddall, Peggy A. Heeg, Cara E. Bergen, Alan D. Bishop or Stacy J. James full power and authority, to act individually, to perform all acts necessary to complete such purposes.

	The undersigned agrees that the attorneys-in-fact herein, David L. Siddall, Peggy A. Heeg, Cara E. Bergen, Alan D. Bishop or Stacy J.
James, may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 and Form 144 (including amendments thereto) and agrees to reimburse the Company and the attorneys-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

	The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

	The undersigned agrees and represents to those dealing with its attorneys-in-fact herein, David L. Siddall, Peggy A. Heeg, Cara E. Bergen, Alan D. Bishop or Stacy J. James, that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of September, 2002.

S/ KENNETH L. SMALLEY